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                                                                    EXHIBIT 24-3

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being all of the members of the Committee appointed by the Board of Directors of the Central Maine Power Company pursuant to the Central Maine Power Company Savings and Investment Plan for Union Employees and the Central Maine Power Company Savings and Investment Plan for Non-Union Employees, hereby constitutes and appoints
L. Blum, Esq. and F. Lee, Esq., and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file a Registration Statement with the Securities and Exchange Commission,
Washington, D.C. under the provisions of the Securities Act of 1933, as amended, in connection with the proposed offering of 2,500,000 shares of Energy East Corporation's Common Stock ($.01 Par Value) through the Central Maine Power Company Savings and Investment Plan for Union Employees and the Central Maine Power Company Savings and Investment Plan for Non-Union Employees, and the interests of the participants in such Plans, any and all amendments to such Registration Statement, and any and all other documents requisite to be filed with respect thereto, with all exhibits and other documents in connection therewith, granting unto said attorneys, and each of them or their substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, in order to effectuate the same as fully to all intents and purposes as he might or could do.

    IN WITNESS WHEREOF, the undersigned have set his hand this 31st day of August, 2000.

                                                  /s/ PETER J. MOYNIHAN

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                                                    PETER J. MOYNIHAN

                                                /s/ LAWRENCE A. BENNIGSON

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                                                  LAWRENCE A. BENNIGSON

                                                   /s/ WILLIAM J. RYAN

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                                                     WILLIAM J. RYAN

                                                    /s/ LEE M. SCHEPPS

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                                                      LEE M. SCHEPPS